Exhibit 10.1
Bond Street Holdings, LLC 2009 Option Plan
ARTICLE I
General
     1.1 Purpose
          The Bond Street Holdings, LLC 2009 Option Plan (the “Plan”) is designed to further the growth and development of Bond Street Holdings, LLC, a Delaware limited liability company (the “Company”), by enabling eligible persons to obtain a proprietary interest in the Company, thereby providing such persons with an added incentive to continue in the employ or service of the Company, and stimulating their efforts in promoting the growth, efficiency and profitability of the Company, and affording the Company a means of attracting to its service persons of outstanding quality.
     1.2 Administration
          (a) Administration by Administrator; Constitution of Administrator. The Plan shall be administered by a committee (the “Administrator”) appointed by the Managing Member of the Company (the “Managing Member”). The Committee will be comprised of individuals who have been proposed as independent directors of the Bond Street Bank.
          (b) Administrator’s Authority. The Administrator shall have the authority to (i) exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan and any option certificates issued under the Plan, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) make all determinations necessary or advisable in administering the Plan, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (vi) amend the Plan to reflect changes in applicable law.
          (c) Administrator Action; Delegation. Actions of the Administrator shall be taken by the vote of a majority of its members. Except as otherwise required by applicable law, any action may be taken by a written instrument signed by a majority of the Administrator’s members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting. Notwithstanding the foregoing or any other provision of the Plan, the Administrator may delegate to one or more officers of the Company the authority to designate the individuals (other than such officer(s)), among those eligible to receive options pursuant to the terms of the Plan, who will receive options under the Plan and the terms of each such grant, to the fullest extent permitted by applicable law.
          (d) Determinations Final. The determination of the Administrator on all matters relating to the Plan or any option under the Plan shall be final, binding and conclusive.
          (e) Limit on Administrator’s Liability. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any option thereunder.

     1.3 Persons Eligible for Options
          The persons eligible to receive options under the Plan are the executive management, employees, consultants and directors of the Company and Bond Street Bank, as the Administrator in its sole discretion shall select, provided, that none of Daniel Healy, Vincent Tese, or Leslie Lieberman shall be granted, in total, in excess of 2% of the Interests issuable under the Plan.
     1.4 Options Under Plan
          Under the Plan, eligible individuals may be granted options to purchase Class A Membership Interests (“Interests”). Options granted under the Plan may be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and options that do not qualify as incentive stock options (non-qualified options).
     1.5 Interests Available for Options; Adjustments to Options
          (a) Aggregate Number Available; Certificate Legends. Options may be granted with respect to an aggregate of 4,375,000 Interests, subject to adjustment as set forth below, provided, however, that at the date of grant of any Option, the aggregate of the number of Interests previously granted and the Interests then available for grant cannot exceed 10% of the aggregate Interests then issued and outstanding.
          (b) Certain Interests to Become Available Again. Any Interests that are subject to an option and that remain unissued upon the cancellation or termination of such option for any reason whatsoever or upon the settlement of such option for cash or other medium other than membership interests, shall again become available for options.
          (c) Adjustments to Existing Options Upon Certain Events.
     (i) Adjustments. In the event of any change in the number of Class A Interests outstanding by reason of any split, reverse split, recapitalization, merger, consolidation, combination or exchange or similar corporate change, the maximum number of Interests with respect to which the Administrator may grant awards under Article II hereof shall be appropriately adjusted by the Administrator. In the event of any change in the number of such Interests outstanding by reason of any other event or transaction, the Administrator may, but need not, make such adjustments in the number and class of shares with respect to which awards may be granted under Article II hereof, as the Administrator may deem appropriate.
     (ii) Conversion of Company. In the event the Company is converted from a limited liability company to a corporation, the number of Interests available for grant and the number of Interests subject to outstanding options shall be converted into a number of shares in the same manner as ownership interests in the Company are converted into shares. The exercise price of outstanding options also shall be equitably adjusted to prevent the enlargement or dilution of rights.

In the event such an adjustment, the following shall apply, in addition to the other provisions of this Section 1.5(c):
     (A) Shares Available for Grants. In the event of any change in the number of shares of the class authorized under the Plan (the “Authorized Class”)outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum number of such shares with respect to which the Administrator may grant awards under Article II hereof shall be appropriately adjusted by the Administrator. In the event of any change in the number of such shares outstanding by reason of any other event or transaction, the Administrator may, but need not, make such adjustments in the number and class of shares with respect to which awards may be granted under Article II hereof, as the Administrator may deem appropriate.
     (B) Outstanding Options — Increase or Decrease in Issued Shares Without Consideration. In the event of any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares of the Authorized Class or the payment of a stock dividend (but only on the shares of the Authorized Class), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, Subject to any required action by the stockholders of the Company, the Administrator shall proportionally adjust the number of shares of the Authorized Class subject to each outstanding option, the exercise price-per-share of each such option.
     (iii) Outstanding Options — Certain Mergers. Subject to any required action by the members of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of membership interests receive securities of another corporation), each option outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of membership interests subject to such option would have received in such merger or consolidation.
     (iv) Other than as set forth in Section 1.5(c)(ii), in the event of (1) a dissolution or liquidation of the Company, (2) a sale of all or substantially all of the Company’s assets, (3) a merger or consolidation involving the Company in which the Company is not the surviving entity or (4) a merger or consolidation involving the Company in which the Company is the surviving entity but the holders of membership interests in the Company receive securities of another entity and/or other property, including cash, the Administrator shall, in its sole discretion, either:
     (A) following January 25, 2013, cancel, effective immediately prior to the occurrence of such event, each option outstanding immediately prior to such event (whether or not then exercisable) and, in full consideration of such cancellation, pay to the grantee to whom such option was granted an amount in cash, for each Interest subject to such option, equal to the excess of (x) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a membership interest equal to the membership interest represented by that Interest as a result of such event over (y) the exercise price of such option; or
     (B) provide for the exchange of each option outstanding immediately prior to such event (whether or not then exercisable) for an option on some or all of the property (including cash) which a holder of a membership interest equal to the membership interest represented by the Interests subject to such option immediately prior to such event would have received as a result of such event and, incident thereto, make an equitable adjustment as determined by the Administrator in its sole discretion in the exercise price of the option, or the number of shares or amount of property (including cash) subject to the option or, if appropriate, provide for a cash payment to the grantee to whom such option was granted in partial consideration for the exchange of the option.
     (v) Outstanding Options — Other Changes. In the event of any other change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 1.5(c)(ii) and 1.5(c)(iii) hereof, the Administrator may, in its absolute discretion, make such adjustments to the Interests subject to options outstanding on the date on which such change occurs and in the exercise price of each such option as the Administrator may consider appropriate to prevent dilution or enlargement of rights. In addition, following January 25, 2013, if and to the extent the Administrator determines it is appropriate, the Administrator may elect to cancel each option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such option was granted an amount in cash, for each Interest subject to such option, equal to the excess of (x) the Fair Market Value of Interests on the date of such cancellation over (y) the option exercise price of such option.
     (vi) No Other Rights. Except as expressly provided in the Plan, no grantee shall have any rights by reason of the payment of any dividend, any increase or decrease in the number of membership interests or any dissolution, liquidation, merger or consolidation of the Company or any other entity.
     1.6 Definitions of Certain Terms
          (a) The “Fair Market Value” of an Interest on any day shall be determined, in good faith, by the Administrator in its sole discretion after an evaluation of relevant factors.

          (b) A grantee shall be deemed to have terminated employment upon (i) the date the grantee ceases to be employed by, or to provide consulting or advisory services for, the Company, any Company subsidiary or Company joint venture, or any entity (or any of its subsidiaries) which assumes the grantee’s award in a transaction to which section 424(a) of the Code applies; or (ii) the date the grantee ceases to be a director; provided, however, that in the case of a grantee (x) who is, at the time of reference, both an employee or consultant or advisor and a director, or (y) who ceases to be engaged as an employee, consultant, advisor or director and immediately is engaged in another of such relationships with the Company, any Company subsidiary or Company joint venture, the grantee shall be deemed to have a “termination of employment” upon the later of the dates determined pursuant to clauses (i) and (ii) of this Section 1.6(b). For purposes of clause (i) of this Section 1.6(b), a grantee who continues his or her employment, consulting or advisory relationship with: (A) a Company subsidiary subsequent to its sale by the Company, or (B) a Company joint venture subsequent to the Company’s sale of its interests in such joint venture, shall have a termination of employment upon the date of such sale. The Administrator may in its discretion determine whether any leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of any such leave of absence on awards theretofore made under the Plan.
          (c) The term “employment” shall be deemed to mean an employee’s employment with, or a consultant’s or advisor’s provision of services to, the Company, any Company subsidiary or any Company joint venture.
          (d) In connection with a termination of employment for “cause”:
     (i) The term “cause” shall mean:
     (A) to the extent that there is an employment, severance or other agreement governing the relationship between the grantee and the Company, a Company subsidiary or a Company joint venture, which agreement contains a definition of “cause,” cause shall consist of those acts or omissions that would constitute “cause” under such agreement; and
     (B) to the extent that there is no such agreement as provided for in subsection (d)(i)(A) above, the grantee’s termination of employment by the Company or an affiliate on account of any one or more of the following:
(1)	grantee’s willful and intentional failure or refusal, continuing after notice that identifies the breach(es) complained of, to perform substantially his or her material duties, responsibilities and obligations (other than a failure resulting from grantee’s incapacity due to physical or mental illness or other reasons beyond the control of grantee);

(2)	any willful and intentional act or failure to act involving fraud, misrepresentation, theft, embezzlement, dishonesty or moral turpitude (collectively, “Fraud”);

(3)	any unauthorized use or disclosure by the grantee of confidential information or trade secrets of the Company (or any affiliated entity);

(4)	any intentional wrongdoing by such person whether by omission or commission, which materially adversely affects the business or affairs of the Company (or any affiliated entity); and

(5)	conviction of (or a plea of nolo contendere to) an offense which is a felony in the jurisdiction involved or which is a misdemeanor in the jurisdiction involved but which involves Fraud.
     (ii) For purposes of determining whether cause exists:
     (A) to the extent that an agreement described in subsection (d)(i)(A) above provides a procedure for the determination of whether cause exists, such procedure shall apply with respect to a determination of whether a grantee’s employment is (or is deemed to have been) terminated for cause for purposes of the Plan; and
     (B) to the extent that there is no such agreement as provided for in Section 1.6(d)(i)(A) hereof or such agreement does not provide a procedure for the determination of whether cause exists:
(1)	the determination of whether a grantee’s employment is (or is deemed to have been) terminated for cause for purposes of the Plan or any option hereunder shall be made by the Administrator in its sole discretion;

(2)	any rights the Company may have hereunder in respect of the events giving rise to cause shall be in addition to the rights the Company may have under any other agreement with a grantee or at law or in equity;

(3)	if, subsequent to a grantee’s voluntary termination of employment or involuntary termination of employment without cause, it is discovered that the grantee’s employment could have been terminated for cause, the Administrator may deem such grantee’s employment to have been terminated for cause; and

(4)	a grantee’s termination of employment for cause shall be effective as of the date of the occurrence of the event giving rise to cause, regardless of when the determination of cause is made.
ARTICLE II
Options Under the Plan
     2.1 Certificates Evidencing Options
          Each option granted under the Plan shall be evidenced by a written certificate (an “option certificate”) which shall contain such provisions as the Administrator may in its sole discretion deem necessary or desirable. By accepting an option pursuant to the Plan, a grantee thereby agrees that the option shall be subject to all of the terms and provisions of the Plan and the applicable option certificate.
     2.2 Terms of Options
          (a) Option Grants. The Administrator may grant incentive stock options and non-qualified stock options to purchase Interests to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Administrator shall determine in its sole discretion, subject to the provisions of the Plan. The Administrator may not grant incentive stock options to non-employees. If the option certificate does not specify that an Option is an incentive stock option, such Option shall be a non-qualified option.
          (b) Option Exercise Price. Each option certificate with respect to an option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per Interest shall be determined by the Administrator in its sole discretion; provided, however, that the option exercise price per Interest shall be at least 100% of the Fair Market Value of an Interest on the date the option is granted, and in no event less than the book value (as determined by the Administrator in its sole discretion based on U.S. generally accepted accounting principles) of an Interest.
          (c) Exercise Period. Each option certificate with respect to an option shall set forth the periods during which the option evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Administrator in its sole discretion, subject to the following:
     (i) Ten-Year Limit. No option shall be exercisable more than 10 years after the date of grant.
     (ii) Beginning of Exercise Period. Notwithstanding the determination to vest options or portions thereof prior to January 25, 2013, an option shall not become exercisable prior to January 25, 2013.

     (iii) End of Exercise Period. Unless the applicable option certificate otherwise provides, once an installment becomes exercisable, it shall remain exercisable until the earlier of (A) the tenth anniversary of the date of grant of the option or (B) the expiration, cancellation or termination of the option.
     (iv) Timing and Extent of Exercise. Unless the applicable option certificate otherwise provides, an option may be exercised from time to time as to all or part of the Interests as to which such option is then exercisable.
     (v) Incentive Stock Option Limitation: Exercisability. To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the Interests with respect to which incentive stock options are first exercisable by any employee during any calendar year shall exceed $100,000, or such higher amount as may be permitted from time to time under section 422 of the Code, such options shall be treated as non-qualified stock options.
     (vi) Incentive Stock Option Limitation: 10% Owners. Notwithstanding Sections 2.2(b) and 2.2(c)(i), an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns Interests possessing more than 10% of the total combined voting power of all classes of Interests unless (i) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the Interests subject thereto and (ii) the incentive stock option by its terms is not exercisable after the expiration of 5 years from the date it is granted.
     (vii) Termination of Employment — Generally. Except as otherwise provided below or in the applicable option certificate, a grantee whose employment terminates may exercise any outstanding option on the following terms and conditions: (A) exercise may be made only to the extent that the grantee was entitled to exercise the option on the termination of employment date; and (B) exercise must occur within three months after termination of employment but in no event after the original expiration date of the option.
     (viii) Termination for Cause. If a grantee’s employment is terminated for cause, all options not theretofore exercised shall terminate upon the commencement of business on the date of the grantee’s termination of employment.
     (ix) Disability. If a grantee’s employment is terminated by reason of a disability (as defined below), then any outstanding option shall be exercisable on the following terms and conditions: (A) exercise may be made only to the extent that the grantee was entitled to exercise the option on the termination of employment date; and (B) exercise must occur by the earlier of (I) the first anniversary of the grantee’s termination of employment, or (II) the original expiration date of the option. For this purpose “disability” shall mean any physical or mental condition that would qualify a grantee for a disability benefit under the long-term disability plan maintained by the Company or, if there is no such long-term disability plan, a physical or mental condition that prevents the grantee from performing the essential functions of the grantee’s position (with or without reasonable accommodation) for a period of three consecutive months. The existence of a disability shall be determined by the Administrator in its sole discretion.
     (x) Death.
     (A) Termination of Employment as a Result of Grantee’s Death. If a grantee’s employment terminates as the result of death, then any outstanding option shall be exercisable on the following terms and conditions: (I) exercise may be made only to the extent that the grantee was entitled to exercise the option on the date of death; and (II) exercise must occur by the earlier of (1) the first anniversary of the grantee’s date of death, or (2) the original expiration date of the option.
     (B) Death Subsequent to a Termination of Employment. If a grantee dies subsequent to terminating employment but prior to the expiration of the exercise period with respect to an option, then the option shall remain exercisable until the earlier to occur of (I) the first anniversary of the grantee’s date of death or (II) the original expiration date of the option.
     (C) Restrictions on Exercise Following Death. Any such exercise of an option following a grantee’s death shall be made only by the grantee’s executor or administrator or other duly appointed representative reasonably acceptable to the Administrator, unless the grantee’s will specifically disposes of such option, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee’s personal representative or the recipient of a specific disposition under the grantee’s will shall be entitled to exercise any option pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable option certificate which would have applied to the grantee.
     (xi) Mandatory Exercise or Forfeiture. To the extent required by the Office of the Comptroller of the Currency (the “OCC”) or such other governmental office or agency as shall be the Company’s primary federal regulator, in the event that the Company’s capital is less than the minimum requirements specified from time to time by the OCC (or such other regulator), the Administrator shall inform grantees that all outstanding options shall expire as of a specified date, unless exercised before such date.

     2.3 Exercise of Options
          Subject to the other provisions of this Article II, each option granted under the Plan shall be exercisable as follows:
          (a) Notice of Exercise. An option shall be exercised by the filing of a written notice with the Company or the Company’s designated exchange agent (the “exchange agent”), on such form and in such manner as the Administrator shall prescribe.
          (b) Payment of Exercise Price. Any written notice of exercise of an option shall be accompanied by payment for the membership interests being purchased. Such payment shall be made: (i) by certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for the full option exercise price; or (ii) to the extent applicable, via a brokered cashless exercise.
          (c) Recording of Interests Upon Exercise. Promptly after receiving payment of the full option exercise price, the Company or its exchange agent shall record the grantee as the holder of the membership interests represented by such Interests.
          (d) No Rights as a Member. No grantee of an option (or other person having the right to exercise such option) shall have any of the rights of a member of the Company with respect to Interests subject to such option until such person is recorded as the owner of the membership interests represented by such Interests. No adjustment shall be made for distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date of such recording.
     2.4 Transferability of Options
          Except as otherwise provided in an applicable option certificate evidencing an option, during the lifetime of a grantee, each option granted to a grantee shall be exercisable only by the grantee and no option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution or as a result of disability of the grantee. The Administrator may, in any applicable option certificate evidencing an option, permit a grantee to transfer all or some of the options (a) at any time, to (1) a trust or trusts for the exclusive benefit of the grantee or (2) a revocable trust or trusts for the benefit of the grantee’s spouse, children or grandchildren (“immediate family members”) and (b) no earlier than January 25, 2013, to (1) the grantee’s immediate family members or (2) a trust or trusts for the exclusive benefit of such immediate family members. Following any such transfer, any transferred options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.
ARTICLE III
Miscellaneous
     3.1 Amendment of the Plan; Modification of Options
          (a) Amendment of the Plan. The Managing Member may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any option theretofore made under the Plan without the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the option). For purposes of this Section 3.1, any action of the Managing Member or the Administrator that in any way alters or affects the tax treatment of any option or that in the sole discretion of the Managing Member is necessary to prevent an option from being subject to tax under Section 409A of the Code shall not be considered to materially impair any rights of any grantee. The Managing Member, in its sole discretion, shall determine whether to submit any amendment of the Plan to the Company’s members for approval.
          (b) Modification of Options. The Administrator in its sole discretion may amend any outstanding option certificate, including, without limitation, by amendment which would: (i) accelerate the time or times at which the option may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the option certificate; or (iii) waive or amend any applicable provision of the Plan or option certificate with respect to the termination of the option upon termination of employment. However, any such cancellation or amendment (other than an amendment pursuant to Section 1.5(c) hereof) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding option shall be made only with the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the option). No amendment may change the exercise price of an Option except in connection with a reorganization, recapitalization or similar event.
     3.2 Consent Requirement
          (a) No Plan Action Without Required Consent. If the Administrator shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any option under the Plan, the issuance or purchase of membership interests or exercise of other rights hereunder, or the taking of any other action hereunder (each such action being hereinafter referred to as a “Plan action”), then such Plan action shall not be taken or permitted, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Administrator.
          (b) Consent Defined. The term “consent” as used herein with respect to any Plan action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation; (ii) any and all written agreements and representations by the grantee with respect to the disposition of membership interests, or with respect to any other matter, which the Administrator shall in its sole discretion deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made; and (iii) any and all consents, clearances and approvals in respect of a Plan action by any governmental or other regulatory bodies.
     3.3 Certain Agreements
          The Administrator shall require as a condition to the receipt of membership interests pursuant to an option that the grantee or any other person receiving membership interests pursuant to the award execute and become a party to the Bond Street Holdings, LLC Limited Liability Company Agreement.

     3.4 Withholding Taxes
          The Company shall be entitled to require as a condition of exercise of an option that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related to such exercise. With the approval of the Administrator, which the Administrator shall have sole discretion whether or not to give, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery membership interests having a value equal to the amount of tax to be withheld. Such membership interests shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined. Such a withholding election may be made with respect to the entire or any portion of the membership interests to be acquired pursuant to an option.
     3.5 Notification Upon Disqualifying Disposition Under Section 421(b) of the Code
          An individual who receives an incentive stock option shall be required to notify the Company of any disposition of Interests issued pursuant to the exercise of such option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.
     3.6 Right of Discharge Reserved
          Nothing in the Plan or in any option certificate shall confer upon any grantee the right to continue employment with the Company or affect any right which the Company may have to terminate such employment.
     3.7 Nature of Payments
          (a) Consideration for Services Performed. Any and all grants of options and issuances of membership interests under the Plan shall be in consideration of services performed for the Company by the grantee.
          (b) Not Taken into Account for Benefits. All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically otherwise provides.
     3.8 Non-Uniform Determinations
          The Administrator’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or who are eligible to receive, options under the Plan (whether or not such persons are similarly situated) and among Options to the same person . Without limiting the generality of the foregoing, the Administrator shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective option certificates, as to (a) the persons to receive options under the

Plan, (b) the terms and provisions of options under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6(b) hereof and (d) the treatment of Options under Section 1.5.
     3.9 Other Payments or Options
          Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any option or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
     3.10 Headings
          Any section, subsection, paragraph or other subdivision headings contained herein are for the purpose of convenience only and are not intended to expand, limit or otherwise define the contents, meaning or interpretation of any thereof.
     3.11 Effective Date and Term of Plan
          (a) Adoption. The Plan was adopted on November 3, 2009, subject to approval by the Company’s members. If the Company’s members do not approve the Plan within 12 months of the date that the Plan was adopted, the Plan shall be null and void.
          (b) Termination of Plan. Unless sooner terminated by the Managing Member, the Plan shall expire on the fifth anniversary of the date adopted or, if sooner, when all of the Interests and membership interests authorized for issuance under the Plan have been issued.
     3.12 Deferred Compensation
          The Plan is intended to comply with the requirements of Section 409A of the Code so as not to be subject to tax under Section 409A, and shall be interpreted accordingly.
     3.13 Governing Law
          Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of Delaware, without giving effect to principles of conflict of laws.